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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
SemiLEDs Corporation:

        We consent to the incorporation by reference in the registration statement (No. 333-171107) on Form S-8 of SemiLEDs Corporation of our report dated October 26, 2010, except for the amendment to the preferred stock automatic conversion provisions discussed in Note 9, for which the date is November 20, 2010, and except for the effect of the reverse stock split described in Note 9, for which the date is December 5, 2010, with respect to the consolidated balance sheet of SemiLEDs Corporation as of August 31, 2010, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended August 31, 2010, and the related financial statement schedule for the years ended August 31, 2010 and 2009, which report appears in the August 31, 2011 annual report on Form 10-K of SemiLEDs Corporation.

/s/ KPMG LLP

Boise, Idaho
November 22, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm